UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2016, PAVMed Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Dr. Brian deGuzman, effective as of July 1, 2016, pursuant to which he will continue to serve as the Company’s Chief Medical Officer and become an Executive Vice President of the Company.

The Employment Agreement is for a five-year term. Pursuant to the Employment Agreement, Dr. deGuzman will receive a base salary of $285,000 per year. Additionally, he will receive an initial bonus of $50,000 and be eligible to receive an annual performance bonus with a target of 40% of his base salary, based on his performance and the Company’s performance over the preceding year, in the sole discretion of the Company’s board of directors.

If Dr. deGuzman’s employment is terminated due to death or disability, he will be entitled to his base salary through the date of termination, a pro-rated portion of his annual performance bonus, valid expense reimbursements and accrued but unused vacation pay. If Dr. deGuzman’s employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the Employment Agreement), he will be entitled to be paid his base salary through the end of the term, valid expense reimbursements and accrued but unused vacation pay. Upon any other termination of Dr. deGuzman’s employment, he will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay required to be paid by law.

The Employment Agreement contains provisions for the protection of the Company’s confidential information, including trade secrets and “know-how,” and contains non-compete restrictions (generally imposing restrictions, for the term of the Employment Agreement and for a period of six months thereafter, on (i) being employed by or rendering services to competing businesses, (ii) engaging in any competing business for his own account, (iii) associating with or having an interest in any competing business, (iv) employing or retaining the Company’s employees and (v) soliciting business from the Company’s customers). Pursuant to the Employment Agreement, Dr. deGuzman may serve as a consultant to, or on boards of directors of, or in any other capacity to other companies provided that they will not interfere with the performance of his duties to the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the agreement, which is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Employment Agreement, dated as of July 1, 2016, by and between PAVmed Inc. and Brian deGuzman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2016	PAVMED INC.

	By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer

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